Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112238 of Tessera Technologies, Inc. of our report dated February 6, 2004, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 8, 2004